FOR IMMEDIATE RELEASE

Intellicheck Announces First Quarter 2017 Financial Results

Financial Results Conference Call Today at 4:30 p.m. EDT/1:30 p.m. PT

JERICHO, NEW YORK – May 10, 2017–Intellicheck Mobilisa, Inc. (NYSE MKT:IDN), an industry leader in delivering real-time threat identification and identification authentication that provides the “antivirus” to the epidemic of counterfeit IDs, today announced its financial results for the quarter ended March 31, 2017.

Revenue for the first quarter ended March 31, 2017 decreased 25% to $713,000 compared to $951,000 for the quarter ended March 31, 2016. The Company’s booked orders for the three months ended March 31, 2017 were approximately $510,000 compared to $1,134,000 for the March 2016 quarter. Gross profit as a percentage of revenues was 84.6% for the three months ended March 31, 2017 compared to 82.8% for the three months ended March 31, 2016. Operating expenses, which consist of selling, general and administrative, and research and development expenses, decreased by approximately 47% or $1,393,000 to $1,543,000 for the three months ended March 31, 2017 from $2,936,000 for the three months ended March 31, 2016. The net loss for the three months ended March 31, 2017 improved 56% to $937,000 or $0.09 per diluted share compared to a net loss of $2,143,000 or $0.22 per diluted share for the three months ended March 31, 2016. Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation expense and certain non-recurring charges) for the quarter ended March 31, 2017 improved 58% to a loss of $739,000 compared to an Adjusted EBITDA loss of $1,744,000 for the first quarter of 2016. A reconciliation of net loss to adjusted EBITDA is provided elsewhere in this release.

“We now believe our outlook to be even stronger than we communicated on our fourth quarter earnings call. Our financial metrics show marked improvement with demonstrated increased gross margins, ongoing success in lowering operating expenses and significantly improved EBIDTA performance. We believe that our sales and product development processes are returning the value we expected. We presently anticipate persistent, increasing momentum as pilots convert to contracts and our client engagement demonstrates escalating strength. We are seeing our robust and growing product suites of industry leading technology solutions enthusiastically embraced by an expanding client base ranging from large financial institutions and major national retailers to alcohol control and law enforcement organizations,” said Intellicheck CEO Dr. William Roof.

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“Every sign reinforces our belief that we are at a decisive turning point for the Company. The turn-around plan we initiated beginning in late 2014 is demonstrating its effectiveness underscoring our belief and forecast that Intellicheck anticipates a turn to EBITDA positive in late 2017 or early 2018,” Dr. Roof concluded.

The financial results reported today do not take into account any adjustments that may be required in connection with the completion of the Company’s review process and should be considered preliminary until Intellicheck Mobilisa files its Form 10-Q for the fiscal quarter ended March 31, 2017.

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PART I – FINANCIAL INFORMATION

Item 1.	FINANCIAL STATEMENTS

INTELLICHECK MOBILISA, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$2,303,342	$3,092,172
Accounts receivable, net of allowance of $74,354 as of March 31, 2017 and December 31, 2016, respectively	360,688	502,126
Inventory	75,777	70,547
Other current assets	277,909	165,473
Total current assets	3,017,716	3,830,318

NOTE RECEIVABLE, net of current portion	101,642	114,909
PROPERTY AND EQUIPMENT, net	254,380	270,776
GOODWILL	8,101,661	8,101,661
INTANGIBLE ASSETS, net	2,075,673	2,154,563
OTHER ASSETS	59,798	61,298

Total assets	$13,610,870	$14,533,525

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$45,492	$14,140
Accrued expenses	550,402	519,957
Deferred revenue, current portion	680,823	825,538
Total current liabilities	1,276,717	1,359,635

OTHER LIABILITIES:
Deferred revenue, long-term portion	164,234	177,306
Deferred rent	50,025	61,133

Total liabilities	1,490,976	1,598,074

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS EQUITY:
Common stock - $.001 par value; 40,000,000 shares authorized; 10,743,598 and 10,718,553 shares issued and outstanding, respectively	10,744	10,719
Additional paid-in capital	117,448,227	117,293,158
Accumulated deficit	(105,339,077)	(104,368,426)
Total stockholders’ equity	12,119,894	12,935,451

Total liabilities and stockholders’ equity	$13,610,870	$14,533,525

See notes to consolidated financial statements set forth in the Company’s 10-Q filing for the quarter ended March 31, 2017; filed May 10, 2017.

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INTELLICHECK MOBILISA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2017	2016

REVENUES	$712,660	$950,668
COST OF REVENUES	(109,436)	(163,042)
Gross profit	603,224	787,626

OPERATING EXPENSES
Selling, general and administrative	1,172,883	2,016,776
Research and development	370,597	919,456
Total operating expenses	1,543,480	2,936,232

Loss from operations	(940,256)	(2,148,606)

OTHER INCOME
Interest and other income	3,499	5,115

Net loss	$(936,757)	$(2,143,491)
PER SHARE INFORMATION
Loss per common share - Basic/Diluted	$(0.09)	$(0.22)

Weighted average common shares used in computing per share amounts Basic/Diluted	10,731,856	9,678,318

See notes to consolidated financial statements set forth in the Company’s 10-Q filing for the quarter ended March 31, 2017; filed May 10, 2017.

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INTELLICHECK MOBILISA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(936,757)	$(2,143,491)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	104,820	106,793
Noncash stock-based compensation expense	96,800	298,030
Deferred rent	(11,108)	(8,779)
Changes in assets and liabilities:
Decrease in accounts receivable	141,438	467,911
(Increase) in inventory	(5,230)	(1,479)
(Increase) decrease in other current assets	(112,436)	19,343
Decrease in other assets	1,500	-
Increase in accounts payable and accrued expenses	61,797	395,120
(Decrease) increase in deferred revenue	(157,787)	97,340
Net cash used in operating activities	(816,963)	(769,212)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(9,534)	(22,747)
Collection of note receivable	13,267	9,577
Net cash provided by (used in) investing activities	3,733	(13,170)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock from exercise of stock options	10,100	-
Net proceeds from issuance of common stock from exercise of warrants	14,300	-
Purchase and retirement of common stock	-	(1,096,608)
Net cash provided by (used in) financing activities	24,400	(1,096,608)

Net decrease in cash and cash equivalents	(788,830)	(1,878,990)

CASH, beginning of period	3,092,172	5,953,257

CASH, end of period	$2,303,342	$4,074,267

See notes to consolidated financial statements set forth in the Company’s 10-Q filing for the quarter ended March 31, 2017; filed May 10, 2017

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A reconciliation of GAAP net loss to Non-GAAP Adjusted EBITDA follows:

	(Unaudited)
	Three Months Ended March 31,
	2017	2016
Net loss	$(936,757)	$(2,143,491)
Reconciling items:
Interest and other income	(3,499)	(5,115)
Depreciation and amortization	104,820	106,793
Stock-based compensation expense	96,800	298,030
Adjusted EBITDA (Non-GAAP)	$(738,636)	$(1,743,783)

Earnings Conference Call Information

The Company will hold an earnings conference call today, May 10, at 4:30 p.m. EDT/1:30 p.m. PT to discuss operating results. To listen to the earnings conference call, please dial 877-407-8037. For callers outside the U.S., please dial 201-689-8037. The conference call will also be simultaneously webcast and can be accessed at http://www.investorcalendar.com/event/15048. The webcast will be available for 14 days following the conference call.

Contact:

Investor Relations: Gar Jackson (949) 873-2789

Media and Public Relations: Sharon Schultz (302) 539-3747

About Intellicheck Mobilisa NYSE MKT:IDN

Intellicheck Mobilisa is the industry leader in technology solutions that are the “antivirus” to the epidemic of counterfeit IDs providing real-time threat identification and identification authentication. Our technology solutions make it possible for our clients to enhance the safety and awareness of their facilities and people, improve customer service, and increase operational efficiencies. Founded in 1994, Intellicheck has grown to serve dozens of Fortune 500 companies including retail and financial industry clients, police departments, national defense clients at agencies, major seaports, and military bases, and diverse state and federal government agencies. The Company holds 25 patents including many patents pertaining to identification technology. For more information on Intellicheck Mobilisa, please visit http://www.intellicheck.com/ and follow Intellicheck on Twitter @IntellicheckIDN, on Instagram @IntellicheckIDN, on LinkedIn https://www.linkedin.com/company/intellicheck-inc, on Facebook https://www.facebook.com/intellicheckidn/ on YouTube https://www.youtube.com/user/ICMOBIL, and read Intellicheck’s latest blog post at http://intellicheckidn.com/.

Safe Harbor Statement

Statements in this news release about Intellicheck Mobilisa’s future expectations, including: the advantages of our products, future demand for Intellicheck Mobilisa’s existing and future products, whether revenue and other financial metrics will improve in future periods, whether Intellicheck Mobilisa will be able to execute its turn-around plan or whether successful execution of the plan will result in increased revenues, whether sales of our products will continue at historic levels or increase, whether brand value and market awareness will grow, whether the Company can leverage existing partnerships or enter into new ones, and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this website and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).” This statement is included for the express purpose of availing Intellicheck Mobilisa, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as market acceptance of Intellicheck Mobilisa’s products and the presently anticipated growth in the commercial adoption of the Company’s products and services, changing levels of demand for Intellicheck Mobilisa’s current and future products, Intellicheck Mobilisa’s ability to reduce or maintain expenses while increasing sales, customer results achieved using our products in both the short and long term, success of future research and development activities, Intellicheck Mobilisa’s ability to successfully manufacture, market and sell its products, Intellicheck Mobilisa’s ability to manufacture its products in sufficient quantities to meet demand within required delivery time periods while meeting its quality control standards, any delays or difficulties in the Company’s supply chain, the success of the Company’s sales and marketing efforts coupled with the typically long sales and implementation cycle for its products, Intellicheck Mobilisa’s ability to enforce its intellectual property rights, changes in laws and regulations applicable to the Company’s products, the Company’s continued ability to access government-provided data, the risks inherent in doing business with the government including audits and contract cancellations, liability resulting from any security breaches or product failure, and other risks detailed from time to time in Intellicheck Mobilisa’s reports filed with the SEC. We do not assume any obligation to update the forward-looking information.

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Adjusted EBITDA

Intellicheck Mobilisa uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by starting with net income (loss) and adding back interest, income taxes, impairments of long-lived assets and goodwill, depreciation, amortization and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing Intellicheck Mobilisa financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as impairments of long-lived assets and goodwill, amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate the Company’s operations and compare its results on a more consistent basis to the results of other companies. In addition, adjusted EBITDA is one of the primary measures that management uses to monitor and evaluate financial and operating results.

Intellicheck Mobilisa considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a useful measure of the Company’s historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA, because it excludes interest income and expense, impairments of long-lived assets and goodwill, and stock based compensation expense, all of which impact the Company’s profitability, as well as depreciation and amortization related to the use of long-term assets, which benefit multiple periods. Intellicheck Mobilisa believes that these limitations are compensated by providing Adjusted EBITDA only as a supplement to GAAP net income (loss) and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities.

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